Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Prices Public Offering of $600 million 6.875% Unsecured Notes Due 2029

PHILADELPHIA, PA and NEW YORK, NY – May 31, 2024 – FS KKR Capital Corp. (NYSE: FSK) announced that it has priced an underwritten public offering of $600 million in aggregate principal amount of its 6.875% unsecured notes due 2029 (the “Notes”). The Notes will mature on August 15, 2029 and may be redeemed in whole or in part at FSK’s option at any time at par plus a “make-whole” premium, provided that the Notes may be redeemed at par one month prior to their maturity. The offering is expected to close on June 6, 2024, subject to customary closing conditions.

BofA Securities, Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, KKR Capital Markets LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as joint book-running managers for this offering. Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and SG Americas Securities, LLC are acting as joint lead managers for this offering. B. Riley Securities, Inc., Compass Point Research & Trading, LLC, ICBC Standard Bank Plc, Keefe, Bruyette & Woods, Inc., R. Seelaus & Co., LLC and U.S. Bancorp Investments, Inc. are acting as co-managers for this offering.

FSK intends to use the net proceeds of this offering for general corporate purposes, including potentially repaying outstanding indebtedness under credit facilities and certain notes.

Other Information

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of FSK before investing. The pricing term sheet dated May 30, 2024, the preliminary prospectus supplement dated May 30, 2024, and the accompanying prospectus dated October 4, 2021, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about FSK and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of FSK and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

FSK’s shelf registration statement is on file and was deemed immediately effective upon filing with the SEC. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents FSK has filed with the SEC for more complete information about FSK and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, FSK, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it, by calling BofA Securities, Inc. at 1-800-294-1322; BMO Capital Markets Corp. at 1-866-864-7760; J.P. Morgan Securities LLC at 1-212-834-4533; KKR Capital Markets LLC at 1-212-230-9433; SMBC Nikko Securities America, Inc. at 1-888-868-6856; or Truist Securities, Inc. at 1-800-685-4786.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK and other business development companies.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $79 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

Media Contact

Melanie Hemmert

media@fsinvestments.com